Exhibit 99(n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the inclusion of our report dated June 11, 2013, except for Note 3 and Note 4 as to which the date is August 2, 2013, with respect to the financial statements of FS Global Credit Opportunities Fund, as of April 15, 2013 and for the period from January 28, 2013 (Inception) through April 15, 2013, and our report dated June 11, 2013 except for Note 3 and Note 5, as to which the date is August 2, 2013, with respect to the financial statements of FS Global Credit Opportunities Fund—A, as of April 15, 2013 and for the period from January 28, 2013 (Inception) through April 15, 2013 in Pre-Effective Amendment No. 3 to the Registration Statement on Form N-2 (File Nos. 333-186414 and 811-22798) and related Prospectus of FS Global Credit Opportunities Fund—A for the registration of up to 300,000,000 common shares.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 9, 2013